Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports First Quarter 2016 Results

TUCSON, Ariz., May 12, 2016 – HTG Molecular Diagnostics, Inc. (NASDAQ: HTGM), a provider of instruments and reagents for molecular profiling applications, today reported financial results for the three months ended March 31, 2016.

Recent Accomplishments & Highlights:

•

Entered into a multi-year Collaboration Agreement with Bristol-Myers Squibb (“BMS”) to evaluate immuno-oncology molecular profiling in multiple tumor types and support BMS’s translational research programs

•

Secured distribution agreements with Gamidor Diagnostics (Israel) and Durvis s.l. Parque Tecnologico de Valencia (Spain and Portugal) to manage distribution of HTG’s next generation sequencing (NGS)-based products

•	Appointed Don Hardison, a seasoned leader with extensive clinical diagnostic experience, to the HTG Board of Directors
•	Achieved revenue of $0.9 million for the first quarter of 2016

“We are very excited to have this immuno-oncology collaboration with Bristol-Myers Squibb. We believe this agreement is a significant validation of both our technology and our organizational capabilities and we are honored that BMS continues to reward us with their confidence,” said TJ Johnson, President and CEO.  “We expect accelerating growth over the coming quarters driven by our Pharma business.”

First Quarter 2016 Financial Results:

Revenue for the first quarter of 2016 was $0.9 million. Product and service revenue increased 9.6% compared to Q1 2015 product and service revenue. In Q1 2016, product revenue included $80,000 from instruments and $0.5 million of consumables, with service revenue totaling $0.3 million. Q1 2015 total revenue included grant revenue which ended in June 2015.  Net loss from operations for the first quarter of 2016 was $6.7 million, compared to $4.0 million for the first quarter of 2015. Net loss per share was $(1.02) for the first quarter of 2016 compared to $(14.99) for the first quarter of 2015. The loss per share for the first quarter of 2016 reflects additional outstanding common shares resulting from the conversion of preferred shares and the issuance of additional common shares in connection with our May 2015 initial public offering.

HTG ended the first quarter with $32.8 million in total cash and investments, including $4.9 million in cash and equivalents, $25.2 million in short term, available for sale investments and $2.6 million in longer term, available for sale investments.

2016 Strategic Priorities:

HTG remains focused on the following priorities in 2016:

1.	Accelerate market adoption of our technology and products
2.	Submit our PMA to the FDA and achieve CE/IVD mark for our HTG EdgeSeq lung fusion ALKPlus product
3.	Continue to execute on Project JANUS, our new platform program for lower volume labs, for a 2017 launch

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (866) 394-4225 for domestic callers, or (678) 509-7535 for international callers, conference ID 9840295, or access the webcast on the investor relations section of the Company’s website at: www.htgmolecular.com. The webcast will be available on the Company’s website for 90 days following the completion of the call.

About HTG:

Headquartered in Tucson, Arizona, HTG's mission is to empower precision medicine at the local level. In 2013 the company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG's proprietary nuclease protection chemistry. HTG's product offerings have since expanded to include its HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our collaboration agreement with Bristol-Myers Squibb, expectations for growth and our 2016 strategic priorities.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that we may not realize the benefits expected under our collaboration agreements, risks associated with our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of first party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of first parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.  All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.
Statements of Operations
(Unaudited)

		Three Months Ended March 31,
		2016	2015
Revenue:
Product		$600,190	$727,438
Service		265,042	62,292
Other		—	234,585
Total revenue		865,232	1,024,315
Cost of revenue		843,470	894,627
Gross margin		21,762	129,688

Operating expenses:
Selling, general and administrative		4,693,708	3,439,269
Research and development		1,994,101	688,214
Total operating expenses		6,687,809	4,127,483
Operating loss		(6,666,047)	(3,997,795)
Gain from change in stock warrant valuation		—	388,960
Interest expense, net		(356,978)	(479,299)
Net loss before income taxes		(7,023,025)	(4,088,134)
Income taxes		3,399	—
Net loss		(7,026,424)	(4,088,134)
Accretion of redeemable convertible preferred stock discount and dividends		—	(910,129)
Net loss attributable to common stockholders		$(7,026,424)	$(4,998,263)

Net loss per share attributable to common stockholders, basic and diluted		$(1.02)	$(14.99)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	(1)	6,885,522	333,408

(1) Reflects an increase in weighted average common shares outstanding during the period as a result of our IPO.

HTG Molecular Diagnostics, Inc.
Balance Sheets

	March 31,	December 31,
	2016	2015
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$4,922,696	$3,293,983
Short-term investments available-for-sale, at fair value	25,231,370	28,201,507
Accounts receivable, net	574,566	716,246
Inventory, net	2,365,962	2,201,301
Prepaid expenses and other	325,679	445,217
Total current assets	33,420,273	34,858,254

Long-term investments available-for-sale, at fair value	2,620,676	2,603,901
Property and equipment, net	3,712,294	1,932,213
Total assets	$39,753,243	$39,394,368

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,231,788	$724,805
Accrued liabilities	1,250,849	1,915,268
Deferred revenue	25,448	47,476
NuvoGen obligation	743,750	543,750
Term loan	5,993,009	3,059,068
Other current liabilities	234,044	29,243
Total current liabilities	10,478,888	6,319,610
Term loan payable - non-current, net of discount and debt issuance costs	9,784,163	7,737,586
NuvoGen obligation - non-current, net of discount	8,267,204	8,415,122
Other	659,245	28,652
Total liabilities	29,189,500	22,500,970

Commitments and Contingencies
Total stockholders’ equity	10,563,743	16,893,398
Total liabilities and stockholders' equity	$39,753,243	$39,394,368

Contact:

Westwicke Partners

Jamar Ismail

Phone: 415-513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson
President / CEO
HTG Molecular Diagnostics
Phone: 520-547-2827 x130
Email: tjjohnson@htgmolecular.com